OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2009
Estimated average burden hours per response	14
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities
 Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant 
Filed by a Party other than the Registrant 

Check the appropriate box:

 Preliminary Proxy Statement
 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 Definitive Proxy Statement
X Definitive Additional Materials
 Soliciting Material Pursuant to §240.14a-12
BORGWARNER INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
       Payment of Filing Fee (Check the appropriate box):

 No fee required.
 Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
 Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Important Notice Regarding The Availability of Proxy Materials for the Shareholder Meeting to be held on 04/30/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and Summary Annual Report

To view this material, have the 12-digit Control #'(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request as instructed below on or before 04/17/08.

To request material: Internet: www.proxyvote.com  Telephone: 1-800-579-1639  **E-mail: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line.
Requests, instruction and other inquiries will NOT be forwarded to your investment advisor.

BORGWARNER INC.

Broadridge
51 Mercedes Way
Edgewood, NY 11717

Vote in Person
Should you choose to vote these shares in person at the meeting you must request a "legal proxy".  To request a legal proxy please follow the instructions at www.proxyvote.com or request a paper copy of the material.  Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting.  Please check the meeting materials for any special requirements for meeting attendance.

Vote by Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Please refer to the proposals ad follow the instructions.

BORGWARNER INC.

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

BorgWarner Inc. will hold its Annual Meeting of Stockholders at the Company’s headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, on April 30, 2008, at 9:00 a.m., local time, for the following purposes:

1.	To elect the nominees for Class III Directors to serve for the next three years;

2.
To vote upon a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized common stock of the Company from 150,000,000 shares to 390,000,000 shares;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2008;

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 3, 2008 are entitled to vote at the meeting or any adjournment or postponement thereof.

The Board of Directors recommend, a vote "FOR" Proposals 1, 2 and 3.

VOTING items
The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3.
1.    Election of Directors
      Nominees:
      01) Robin J. Adams (2011)
      02) David T. Brown (2011)

2.  To approve the Amendment to the Company's Restated Certificate of Incorporation to increase the authorized common stock of the Company from 150,000,000 shares to
        390,000,000 shares.

3.  To ratify the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Company for 2008.

Note: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Voting Instructions

If your securities are held by a broker who is a member of the New York Stock Exchange (NYSE), the rules of the NYSE will guide the voting procedures.  These rules provide that if instructions are not received from you prior to the issuance of the first vote, the proxy may be given at a discretion of your broker (on the tenth day, if the material was mailed at least 15 days prior to the meeting date.  On the fifteenth day if the proxy material was mailed 25 days or more prior to the meeting date), in order for your broker to exercise this discretionary authority, proxy material would need to have been mailed at least 15 days prior to the meeting date, and the matters(s) before the meeting must be deemed "routine" in nature according to NYSE guidelines.  If these two requirements are met, and you have not communicated to us prior to the first vote being issued, we may vote your securities at our discretion on these matter(s).  We will nevertheless follow your instructions, even if our discretionary vote has already been given, provided your instructions are received prior to the meeting date.